UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders was held on May 20, 2015 (the “Annual Meeting”).  We had 29,779,278 shares of common stock outstanding on March 27, 2015, the record date for the Annual Meeting.  At the Annual Meeting, 27,313,998 shares of common stock were present in person or represented by proxy.  The following sets forth the final results of the voting for the matters voted upon at the Annual Meeting. These matters are described in more detail in our definitive proxy statement, dated April 9, 2015.

Proposal 1:  Election of three members of the Board of Directors of the Company. The shareholders elected three directors to hold office until the 2018 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, by the following votes:

Name of Director Elected	For	Withheld	Broker Non-Votes
Dick P. Allen	25,043,503	207,336	2,063,159
Edward L. Cahill	25,172,447	78,392	2,063,159
Lonnie M. Smith	25,172,447	78,392	2,063,159

Proposal 2:  Ratification of the appointment of Ernst & Young LLP to serve as the independent registered public accountant for the 2015 fiscal year. The proposal was approved, by the following vote:

For	Against	Abstain	Broker Non-Votes
27,311,721	1,562	715	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

/s/ David B. Berger
David B. Berger
General Counsel and Secretary

Date:  May 22, 2015

  3